Exhibit 99.1

Osmose Entities

Combined Financial Statements as of December 31, 2013 and 2012 (Successor), for the Year Ended December 31, 2013 (Successor Period), for the Period May 5, 2012 to December 31, 2012 (Successor Period), for the Period January 1, 2012 to May 4, 2012 (Predecessor Period), for the Year Ended December 31, 2011 (Predecessor Period), and Independent Auditors’ Report

OSMOSE ENTITIES

TABLE OF CONTENTS

Page

INDEPENDENT AUDITORS’ REPORT	1–2

COMBINED FINANCIAL STATEMENTS AS OF DECEMBER 31, 2013 AND 2012 (SUCCESSOR), FOR THE YEAR ENDED DECEMBER 31, 2013 (SUCCESSOR PERIOD), FOR THE PERIOD MAY 5, 2012 TO DECEMBER 31, 2012 (SUCCESSOR PERIOD), FOR THE PERIOD JANUARY 1, 2012 TO MAY 4, 2012 (PREDECESSOR PERIOD), AND FOR THE YEAR ENDED DECEMBER 31, 2011 (PREDECESSOR PERIOD):

Balance Sheets	3

Statements of Operations	4

Statements of Comprehensive Income (Loss)	5

Statements of Stockholder’s Equity	6

Statements of Cash Flows	7

Notes to Combined Financial Statements	8–26

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors of

Osmose Holdings, Inc. and subsidiaries

We have audited the accompanying combined financial statements of Osmose Entities, which include the financial statements of Osmose, Inc. and subsidiaries and Osmose Railroad Services, Inc., (collectively, the “Company” or “Osmose Entities”), both of which are wholly owned subsidiaries of Osmose Holdings, Inc. and subsidiaries (“Osmose”), which comprise the combined balance sheets as of December 31, 2013 and 2012 (Successor), and the related combined statements of operations, comprehensive income (loss), stockholder’s equity, and cash flows for the year ended December 31, 2013 (Successor Period), for the period May 5, 2012 to December 31, 2012 (Successor Period), for the period January 1, 2012 to May 4, 2012 (Predecessor Period), and for the year ended December 31, 2011 (Predecessor Period), and the related notes to the combined financial statements.

Management’s Responsibility for the Combined Financial Statements

Management is responsible for the preparation and fair presentation of these combined financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of combined financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these combined financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the combined financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the combined financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the Company’s preparation and fair presentation of the combined financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the combined financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2013, and 2012 (Successor), and the results of its operations and its cash flows for the year ended December 31, 2013 (Successor Period), for the period May 5, 2012 to December 31, 2012 (Successor Period), for the period January 1, 2012 to May 4, 2012 (Predecessor Period), and for the year ended December 31, 2011 (Predecessor Period) in accordance with accounting principles generally accepted in the United States of America.

Other Matter

The accompanying combined financial statements have been prepared from the separate records maintained by the Company and may not necessarily be indicative of the conditions that would have existed or the results of operations if the Company had been operated as an unaffiliated company. Portions of certain income and expenses represent allocations from Osmose Holdings, Inc. and subsidiaries applicable to the Company as a whole.

Emphasis of Matter

As disclosed in Note 16 to the combined financial statements, Osmose entered into a definitive agreement on April 13, 2014 to sell all of the outstanding stock of Osmose, Inc. and subsidiaries and Osmose Railroad Services, Inc. to Koppers Inc.

/s/ Deloitte & Touche LLP

July 31, 2014

Williamsville, New York

OSMOSE ENTITIES

COMBINED BALANCE SHEETS

AS OF DECEMBER 31, 2013 AND 2012 (SUCCESSOR)

	Successor
	2013	2012
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$32,830,578	$21,016,751
Accounts receivable — net	41,693,624	42,142,156
Inventories	47,569,112	47,911,500
Derivatives	1,300,191	2,371,442
Prepaid expenses	5,233,536	7,264,684
Deferred income tax asset	5,183,685	7,395,483
Amounts due from affiliates	6,088,313

Total current assets	139,899,039	128,102,016

PROPERTY, PLANT, AND EQUIPMENT — Net	47,748,757	54,150,708

INTANGIBLE ASSETS — Net	26,091,836	26,485,141

GOODWILL	30,628,191	29,751,610

DEFERRED INCOME TAX ASSET	258,464	484,981

OTHER ASSETS	4,099,587	4,380,172

TOTAL	$248,725,874	$243,354,628

LIABILITIES AND STOCKHOLDER’S EQUITY

CURRENT LIABILITIES:
Accounts payable	$16,207,681	$18,144,426
Accrued expenses	19,735,444	22,240,222
Derivatives	368,870

Total current liabilities	36,311,995	40,384,648

AMOUNTS DUE TO AFFILIATES		6,654,961

INCOME TAX PAYABLE	2,748,410	2,233,398

DEFERRED INCOME TAX LIABILITY	12,469,228	15,562,171

Total liabilities	51,529,633	64,835,178

COMMITMENTS AND CONTINGENCIES (Note 15)

STOCKHOLDER’S EQUITY:
Common stock	77,525	77,525
Additional paid-in capital	165,140,391	165,059,280
Retained earnings	30,615,347	11,303,770
Accumulated other comprehensive income	1,362,978	2,078,875

Total stockholder’s equity	197,196,241	178,519,450

TOTAL	$248,725,874	$243,354,628

See notes to combined financial statements.

OSMOSE ENTITIES

COMBINED STATEMENTS OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2013 (SUCCESSOR PERIOD), FOR THE PERIOD MAY 5, 2012

TO DECEMBER 31, 2012 (SUCCESSOR PERIOD), FOR THE PERIOD JANUARY 1, 2012 TO MAY 4, 2012

(PREDECESSOR PERIOD), AND FOR THE YEAR ENDED DECEMBER 31, 2011 (PREDECESSOR PERIOD)

	Successor		Predecessor
	Year Ended December 31, 2013	For the Period May 5, 2012 to December 31, 2012	For the Period January 1, 2012 to May 4, 2012	Year Ended December 31, 2011

NET REVENUES	$391,512,476	$254,953,826	$132,338,225	$357,637,269

COSTS AND EXPENSES:
Cost of sales	289,119,099	191,131,788	98,975,522	284,739,834
Selling, general, and administrative	60,862,176	42,795,253	23,772,442	62,458,776
Realized loss (gain) on sale of property, plant, and equipment	2,930,342	179,227	(9,769)	66,890
Impairment of property, plant, and equipment				587,000
Impairment of goodwill				5,893,211

Total costs and expenses	352,911,617	234,106,268	122,738,195	353,745,711

OPERATING INCOME	38,600,859	20,847,558	9,600,030	3,891,558

OTHER (EXPENSE) INCOME:
Realized net (losses) gains on derivatives	(3,139,179)	(143,171)	(1,228,997)	4,742,827
Unrealized net (losses) gains on derivatives	(3,204,585)	(1,730,776)	8,419,856	(14,834,647)
Interest expense	(63,582)	(30,250)	(255,904)	(804,811)
Interest income	400,982	234,153	216,475	838,008
Other — net	2,206,709	(105,443)	650,209	1,596,296

Total other (expense) income	(3,799,655)	(1,775,487)	7,801,639	(8,462,327)

INCOME (LOSS) BEFORE INCOME TAX PROVISION	34,801,204	19,072,071	17,401,669	(4,570,769)

INCOME TAX PROVISION (BENEFIT)	15,489,627	7,768,301	6,861,785	(515,440)

NET INCOME (LOSS)	$19,311,577	$11,303,770	$10,539,884	$(4,055,329)

See notes to combined financial statements.

OSMOSE ENTITIES

COMBINED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

FOR THE YEAR ENDED DECEMBER 31, 2013 (SUCCESSOR PERIOD), FOR THE PERIOD MAY 5, 2012

TO DECEMBER 31, 2012 (SUCCESSOR PERIOD), FOR THE PERIOD JANUARY 1, 2012 TO MAY 4, 2012

(PREDECESSOR PERIOD), AND FOR THE YEAR ENDED DECEMBER 31, 2011 (PREDECESSOR PERIOD)

	Successor		Predecessor
	Year Ended December 31, 2013	For the Period May 5, 2012 to December 31, 2012	For the Period January 1, 2012 to May 4, 2012	Year Ended December 31, 2011

NET INCOME (LOSS)	$19,311,577	$11,303,770	$10,539,884	$(4,055,329)

OTHER COMPREHENSIVE (LOSS) INCOME:
Foreign currency translation adjustments	(1,255,960)	2,098,255	2,246,717	(4,136,058)
Income tax (provision) benefit related to other comprehensive (loss) income	540,063	(19,380)	(1,270,850)	(525,165)

Other comprehensive (loss) income	(715,897)	2,078,875	975,867	(4,661,223)

COMPREHENSIVE INCOME (LOSS)	$18,595,680	$13,382,645	$11,515,751	$(8,716,552)

See notes to combined financial statements.

OSMOSE ENTITIES

COMBINED STATEMENTS OF STOCKHOLDER’S EQUITY

FOR THE YEAR ENDED DECEMBER 31, 2013 (SUCCESSOR PERIOD), FOR THE PERIOD MAY 5, 2012

TO DECEMBER 31, 2012 (SUCCESSOR PERIOD), FOR THE PERIOD JANUARY 1, 2012 TO MAY 4, 2012

(PREDECESSOR PERIOD), AND FOR THE YEAR ENDED DECEMBER 31, 2011 (PREDECESSOR PERIOD)

	Common Stock	Additional Paid-In Capital	Retained Earnings	Accumulated Other Comprehensive Income	Total

BALANCE — January 1, 2011 (Predecessor)	$77,525	$16,472,767	$109,661,697	$10,862,114	$137,074,103

Other comprehensive loss, net of income taxes				(4,661,223)	(4,661,223)

Stock-based compensation		704,988			704,988

Net loss			(4,055,329)		(4,055,329)

BALANCE — December 31, 2011 (Predecessor)	77,525	17,177,755	105,606,368	6,200,891	129,062,539

Other comprehensive income, net of income taxes				975,867	975,867

Net income			10,539,884		10,539,884

BALANCE — May 4, 2012 (Predecessor)	$77,525	$17,177,755	$116,146,252	$7,176,758	$140,578,290

BALANCE — May 5, 2012 (Successor)	$77,525	$163,758,450	$—	$—	$163,835,975

Other comprehensive income, net of income taxes				2,078,875	2,078,875

Stock-based compensation		1,300,830			1,300,830

Net income			11,303,770		11,303,770

BALANCE — December 31, 2012 (Successor)	77,525	165,059,280	11,303,770	2,078,875	178,519,450

Other comprehensive loss, net of income taxes				(715,897)	(715,897)

Stock-based compensation		81,111			81,111

Net income			19,311,577		19,311,577

BALANCE — December 31, 2013 (Successor)	$77,525	$165,140,391	$30,615,347	$1,362,978	$197,196,241

See note to combined financial statements.

OSMOSE ENTITIES

COMBINED STATEMENTS OF CASH FLOWS

FOR THE YEAR ENDED DECEMBER 31, 2013 (SUCCESSOR PERIOD), FOR THE PERIOD MAY 5, 2012

TO DECEMBER 31, 2012 (SUCCESSOR PERIOD), FOR THE PERIOD JANUARY 1, 2012 TO MAY 4, 2012

(PREDECESSOR PERIOD) AND FOR THE YEAR ENDED DECEMBER 31, 2011 (PREDECESSOR PERIOD)

	SUCCESSOR		PREDECESSOR
	Year Ended December 31, 2013	For the Period May 5, 2012 to December 31, 2012	For the Period January 1, 2012 to May 4, 2012	Year Ended December 31, 2011
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$19,311,577	$11,303,770	$10,539,884	$(4,055,329)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	9,970,073	7,528,646	3,555,745	10,433,851
Loss/(gain) on sale of property, plant, and equipment	2,930,342	179,227	(9,769)	66,890
Stock-based compensation	81,111	1,300,830		704,988
Unrealized net (gains) losses on derivatives	3,204,585	1,730,776	(8,419,856)	14,834,647
Deferred income tax provision	(1,262,702)	(779,894)	885,246	(8,351,384)
Impairment of long-lived assets and goodwill				6,480,211
(Increase) decrease in assets — net of effect of acquisitions:
Accounts receivable	448,532	15,368,137	(16,844,463)	(4,983,360)
Inventories	401,010	(5,801,196)	(2,940,799)	(4,512,964)
Derivatives	(1,764,464)	2,647,972	13,314,522	(16,561,252)
Prepaid expenses and other assets	2,368,667	(2,547,567)	(516,495)	(229,758)
Increase (decrease) in liabilities — net of effect of acquisitions:
Accounts payable	(2,223,530)	(4,683,223)	4,075,839	(528,570)
Accrued expenses	(2,233,222)	2,105,438	(1,539,214)	7,875,786
Income tax payable	515,012	172,733	127,754	146,000

Net cash provided by operating activities	31,746,991	28,525,649	2,228,394	1,319,756

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of other assets	(381,403)	(1,394,392)	(238,137)	(620,653)
Purchases of property, plant, and equipment	(3,925,963)	(3,464,640)	(1,262,757)	(4,175,252)
Proceeds from sale of property, plant, and equipment	390,304	27,988	24,676	53,997
Business acquisitions	(3,230,238)			(22,888,779)
Advances of amounts due from affiliates, net	(6,088,313)

Net cash used in investing activities	(13,235,613)	(4,831,044)	(1,476,218)	(27,630,687)

CASH FLOWS FROM FINANCING ACTIVITIES:
Payments of long-term debt			(26,382,857)	(617,143)
(Payments) advances of amounts due to affiliates, net	(6,654,961)	(16,549,748)	8,331,887	13,979,712

Net cash (used in) provided by financing activities	(6,654,961)	(16,549,748)	(18,050,970)	13,362,569

EFFECTS OF EXCHANGE RATE ON CASH AND CASH EQUIVALENTS	(42,590)	2,880,791	1,990,924	(2,433,210)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	11,813,827	10,025,648	(15,307,870)	(15,381,572)

CASH AND CASH EQUIVALENTS — Beginning of period	21,016,751	10,991,103	26,298,973	41,680,545

CASH AND CASH EQUIVALENTS — End of period	$32,830,578	$21,016,751	$10,991,103	$26,298,973

SUPPLEMENTAL DISCLOSURE OF NONCASH INVESTING ACTIVITY:

Purchases of property, plant, and equipment included in accounts payable	$286,785	$235,352	$322,987	$193,439

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:

Cash paid for income taxes - net of refunds received	$4,247,853	$1,800,064	$884,192	$5,550,764

See notes to combined financial statements.

OSMOSE ENTITIES

NOTES TO COMBINED FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2013 AND 2012 (SUCCESSOR), FOR THE YEAR ENDED DECEMBER 31, 2013 (SUCCESSOR PERIOD), FOR THE PERIOD MAY 5, 2012 TO DECEMBER 31, 2012 (SUCCESSOR PERIOD), FOR THE PERIOD JANUARY 1, 2012 TO MAY 4, 2012 (PREDECESSOR PERIOD), AND FOR THE YEAR ENDED DECEMBER 31, 2011 (PREDECESSOR PERIOD)

1.	BUSINESS DESCRIPTION AND SIGNIFICANT ACCOUNTING POLICIES

Organization and Business Description — Osmose, Inc. and subsidiaries (“OSI”) is a wholly owned subsidiary of Osmose Holdings, Inc. and subsidiaries (“Osmose”). OSI is a leading global provider of wood preservation treatment formulations and technologies. Osmose Railroad Services, Inc. (“ORS”) is also a wholly owned subsidiary of Osmose. ORS is primarily involved in providing bridge repair, construction, inspection, and design services and products to the railroad industry. These combined entities of OSI and ORS, collectively the Osmose Entities, are referred to as the “Company” in these combined financial statements.

Osmose is a wholly owned subsidiary of OHI Intermediate Holdings, Inc. (“Intermediate”), which is wholly owned by OHI Parent, Inc. (“Parent”). Parent and Intermediate were formed to facilitate the May 4, 2012 acquisition of Osmose. On May 4, 2012, the Parent completed the acquisition of Osmose by acquiring all of the outstanding capital stock of Osmose for $432,767,982. The Company’s combined financial statements reflect an allocation of the Parent’s investment to the Company totaling $163,835,975. The accompanying Successor combined financial statements reflect the Company’s financial position, results of operations, and cash flows for the periods subsequent to the investment allocation date and are based on the Parent’s investment allocated to the Company. The accompanying Predecessor combined financial statements reflect the Company’s financial position, results of operations, and cash flows for the periods prior to the investment allocation date.

The Company’s allocation of the Parent’s investment to the fair values of the net assets recorded and the estimated useful lives of assets, if applicable, at the investment allocation date were as follows:

	Fair Value	Useful Life

Fair value of net assets recorded:
Assets:
Cash	$10,991,103
Accounts receivable	57,510,293
Inventories	42,110,304
Prepaid expenses and other current assets	4,954,488
Derivatives	6,750,190
Property, plant, and equipment	56,502,850
Other assets	4,142,801
Patents and trade names	6,440,000	15 years
Technology	8,200,000	10 years
Customer relationships	10,220,000	10 years
Covenant not to compete	1,920,000	5 years
In-process research and development	330,000	5 years
Backlog	770,000	1 year

Total identifiable assets	210,842,029

Goodwill	29,751,610

Liabilities:
Accounts payable	(22,833,440)
Accrued expenses and other current liabilities	(20,216,629)
Due to affiliate	(23,204,709)
Income tax payable	(2,060,665)
Deferred income taxes	(8,442,221)

Total liabilities	(76,757,664)

Fair value of net assets recorded	$163,835,975

Goodwill in the amount of $29,751,610 was recorded for the excess of the Osmose’s investment allocation over the fair values of the net assets recorded. The entire amount of goodwill is not deductible for income tax purposes.

The net assets were recorded at fair value as of the investment allocation date in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 805, Business Combinations. The allocation of the investment was based on management’s judgment after evaluating several factors, including a valuation assessment performed by a third-party appraiser. The appraisal measurements included a combination of income, replacement cost, and market approaches and represents management’s best estimate of fair value as of May 4, 2012, the investment allocation date.

Principles of Combination — The combined financial statements include the accounts of OSI and ORS. Intercompany transactions and balances between OSI and ORS have been eliminated in combination.

Revenue Recognition — For product sales, the Company recognizes revenue and related costs of sales when the goods have been received by customers. For service contracts, the Company recognizes revenue using the percentage-of-completion method of accounting for uncompleted contracts. Accordingly, revenue is recognized based upon the percentage of contract costs incurred to date versus management’s estimate of total contract costs at the completion of each contract. Because of the inherent uncertainties in estimated costs, it is at least reasonably possible that the estimates used may change materially in the near term.

Translation of Foreign Currency Financial Statements — Transactions denominated in currencies other than the functional currency are recorded in the functional currency using the exchange rate on the transaction date. Financial statements of the Company’s foreign subsidiaries are translated into U.S. dollars using year-end exchange rates for assets and liabilities, historical rates for stockholder’s equity, and average exchange rates for the year for revenues and expenses. Foreign currency translation adjustments are included as a component of accumulated other comprehensive income, net of income taxes, within stockholder’s equity in the combined balance sheets.

Cash and Cash Equivalents — Cash and cash equivalents include cash on hand or deposit or other similar highly liquid investments with remaining maturities of three months or less at the time of purchase. As of December 31, 2013 and 2012, the majority of the Company’s funds were held in major financial institutions with a portion of those amounts held in money market funds comprised primarily of short-term securities.

Accounts Receivable — Net — Credit is granted to substantially all customers. The Company records its accounts receivable at the original invoice amount, less an allowance for doubtful accounts. On a periodic basis, the Company evaluates its accounts receivable and establishes an allowance for doubtful accounts, based on a history of past write-offs, collections, and current credit conditions. The allowance for doubtful accounts related to accounts receivable amounted to approximately $2,400,000 and $2,000,000 as of December 31, 2013 and 2012, respectively.

Inventories — Inventories are stated at the lower of cost or market, with cost being determined primarily on a first-in, first-out (“FIFO”) basis. Cost is determined using the weighted-average cost method, which approximates FIFO, at the Company’s Australian and New Zealand subsidiaries. The Company provides inventory write-downs based on excess and obsolete inventories determined primarily by future demand forecasts. The write-down is measured as the difference between the cost of the inventory and market, based upon assumptions about future demand, and is charged to the provision for inventory, which is a component of cost of sales. At the point of the loss recognition, a new, lower cost basis for that inventory is established, and subsequent changes in facts and circumstances do not result in the restoration or increase in that newly established cost basis.

Derivative Financial Instruments — All derivatives are recognized in the combined balance sheet at fair value. The Company has elected not to apply hedge accounting; accordingly, any changes in the fair value of a derivative are recognized immediately in the combined statement of operations as a component of other (expense) income. For purposes of the combined statement of cash flows, the Company’s policy is that all derivative activity is operating in nature.

Property, Plant, and Equipment — Net — Property, plant, and equipment acquisitions are stated at cost. Maintenance and repairs are charged to operations as incurred; significant betterments are capitalized.

Depreciation is computed using the straight-line method over the estimated useful lives of the property, plant, and equipment as follows:

Buildings and improvements	3–30 years
Machinery and equipment	3–20 years
Furniture and fixtures	3–10 years
Autos and trucks	3–7 years

Patents — The Company capitalizes costs relative to the patent applications. Patents are included in other assets on the combined balance sheets and are recorded at acquired cost and amortized over their estimated useful economic life, which range from 10 to 17 years.

Impairment of Long-Lived Assets — Long-lived assets and certain identifiable intangibles are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net undiscounted cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured as the amount by which the carrying amount of the assets exceeds the fair value of the assets. Fair value is determined based on discounted cash flow or appraised values, depending on the nature of the assets. The Company determined that no impairment of long-lived assets existed in 2013 or 2012.

During the year ended December 31, 2011, the Company determined that there was an impairment of certain idle machinery and equipment resulting in an impairment loss of $587,000.

Impairment of Goodwill — For the annual goodwill impairment test, the Company has the option to first assess qualitative factors to determine whether the existence of events or circumstances leads to a determination that it is more likely than not that the fair value of a reporting unit is less than its carrying amount. If, after assessing the totality of events or circumstances, the Company determines that it is not more likely than not that the fair value of a reporting unit is less than its carrying amount, performing the two-step impairment test under ASC 350, Intangibles – Goodwill and Other, is unnecessary.

However, if the Company concludes otherwise, it is required to perform the first step of the two-step impairment test, as described in ASC 350. The first step of the goodwill impairment test used to identify potential impairment compares the fair value of a reporting unit with its carrying amount, including goodwill. If the fair value exceeds its carrying amount, goodwill is considered not impaired and the second step of the impairment test is not necessary. If the carrying amount exceeds its fair value, the second step of the goodwill impairment test shall be performed to measure the amount of impairment loss, if any. The Company performed the first step of the goodwill impairment test during the year ended December 31, 2013, the period May 4, 2012 to December 31, 2012, and the period January 1, 2012 to May 4, 2012 and determined that the fair value of its reporting units exceeded their respective carrying values, accordingly the second step was unnecessary.

As a result of the negative economic conditions impacting the United Kingdom during the year ended December 31, 2011, Protim Solignum, Limited, a wholly owned subsidiary of OSI and a stand-alone reporting unit, recognized an impairment loss of approximately $5,893,000 because the implied fair value of goodwill was determined to be less than its carrying amount.

Environmental Remediation Costs — The Company accrues losses associated with environmental remediation obligations when such losses are probable and reasonably estimable. Accruals for estimated losses from environmental remediation obligations generally are recorded no later than completion of the remedial feasibility study. Such accruals are adjusted as further information develops or circumstances change. Costs of future expenditures for environmental remediation obligations are not discounted to their present value, unless the aggregate amount of the liability and timing of cash payments are reliably determinable. When the potential outcome of environmental remediation loss contingencies is reasonably estimable and there is no best estimate within the range of loss, the Company records the minimum amount of the range.

Stock-Based Compensation — The Company measures compensation cost of all stock awards at the fair value of the stock, determined using the Black-Scholes option pricing model, on the date of the grant. Proceeds from the exercise of a common stock option are credited to stockholder’s equity at the date the options are exercised. All stock-based compensation is measured at the grant-date fair value of the award and is recognized as an expense within selling, general, and administrative expenses in the combined statement of operations.

Advertising — Costs incurred for marketing and advertising are expensed when incurred. Advertising expense for the year ended December 31, 2013, the period May 5, 2012 to December 31, 2012, the period January 1, 2012 to May 4, 2012, and the year ended December 31, 2011 amounted to approximately $5,600,000, $3,050,000, $1,650,000, and $4,165,000, respectively.

Income Taxes — The Company files its federal income tax return and income tax returns for some states on a combined basis with Osmose. In addition, the Company has a tax sharing arrangement with Osmose. The Company is also responsible for filing its own tax returns in those states that require separate company filings. For combined financial statement purposes, the Company determines its income tax provision and related deferred income tax balances based on its reported income before income taxes.

Deferred income taxes are provided on temporary differences between financial statement and income tax reporting, principally from differences in depreciation methods and the timing of recognition of certain expenses. Deferred income tax assets and liabilities are measured by the expected future tax effects attributable to these temporary differences.

Tax benefits related to uncertain tax positions taken or expected to be taken on a tax return are recorded when such benefits meet a more-likely-than-not threshold. Otherwise, these tax benefits are recorded when a tax position has been effectively settled, which means that the statute of limitations has expired or the appropriate taxing authority has completed their examination even though the statute of limitations remain open. Penalties and interest, if any, estimated for underpaid income taxes are included in the income tax provision in the Company’s combined statement of operations.

Research and Development — The Company expenses research and development costs as incurred. Research and development costs for the year ended December 31, 2013, the period May 5, 2012 to December 31, 2012, the period January 1, 2012 to May 4, 2012, and the year ended December 31, 2011 amounted to approximately $3,394,000, $2,294,000, $1,142,000, and $4,120,000, respectively.

Fair Value of Financial Instruments — The fair value of financial instruments classified as cash and cash equivalents, accounts receivable, amounts due from/to affiliates, accounts payable, and other current liabilities approximates the carrying value due to the short-term nature or the relative liquidity of the instruments.

Fair Value Measurements — Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction at the measurement date. ASC 820, Fair Value Measurements, establishes a framework for measuring fair value. The framework provides a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). The three levels of the fair value hierarchy are described as follows:

Level 1 — Inputs to the valuation methodology are unadjusted quoted prices in active markets for identical assets or liabilities.

Level 2 — Inputs other than Level 1 that are observable include:

•	Quoted prices for similar assets or liabilities in active markets;

•	Quoted prices for identical or similar assets or liabilities in inactive markets;

•	Inputs other than quoted prices that are observable for the asset or liability;

•	Inputs that are derived principally from or corroborated by observable market data by correlation or other means; and

•	If the asset or liability has a specified (contractual) term, the Level 2 input must be observable for substantially the full term of the asset or liability.

Level 3 — Inputs to the valuation methodology are unobservable and significant to the fair value measurement.

The asset or liability’s fair value measurement level within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurement.

As of December 31, 2013 and 2012, the fair values of the Company’s derivatives were a net asset totaling $931,321 and $2,371,442, respectively, which were determined by proprietary models and other observable inputs (Level 2) by the respective brokerage institutions.

Accounting Estimates — The process of preparing combined financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions regarding certain types of assets, liabilities, revenues, and expenses. Accordingly, actual results may differ from estimated amounts.

Concentration of Credit Risk — Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and cash equivalents and accounts receivable. Although certain cash accounts exceed the federally insured deposit amount, management does not anticipate nonperformance by the financial institution.

Comprehensive Income (Loss) — ASC 220, Comprehensive Income, establishes standards for reporting and displaying comprehensive income (loss) and its components in a full set of general-purpose financial statements. In 2013, 2012 and 2011, the Company had two components of comprehensive income; net income (loss) and foreign currency translation adjustments.

Recent Accounting Pronouncements — In May 2014, the FASB issued guidance related to the accounting for revenue from contracts with customers. This guidance establishes principles for reporting information about the nature, amount, timing and uncertainty of revenue and cash flows arising from a company’s contracts with customers. The guidance requires companies to apply a five-step model when recognizing revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the company expects to be entitled in exchange for those goods and services. The guidance also includes a cohesive set of disclosure requirements regarding revenue recognition. The provisions of the guidance are effective for fiscal years beginning after December 15, 2016. The Company is currently evaluating the impact this guidance will have on its combined financial statements.

2.	ACQUISITIONS

2013

Mattersmith — On March 8, 2013, Osmose New Zealand, a subsidiary of OSI, acquired 100% of the issued and outstanding stock of Mattersmiths Holdings Limited and Mattersmiths Technologies Limited. These New Zealand based entities are providers of wood treatment products. The total purchase price paid by OSI at closing was $3,230,238, which was paid in cash.

The net assets acquired were recorded at fair value as of the date of the acquisition in accordance with ASC 805 Business Combinations. Acquisition related costs, primarily legal and professional fees, amounted to approximately $90,000 during the year ended December 31, 2013, and were expensed as incurred.

The following table summarizes the preliminary fair values of the net assets acquired and the estimated useful lives of assets, if applicable, at the date of acquisition:

	Fair Value	Average Useful Life

Fair value of net assets acquired:
Inventory	$58,622
Prepaid expense and other assets	56,934
Intangible assets, primarily patents and trade names	3,114,682	12 years
Goodwill	876,581
Deferred tax liability	(876,581)

Fair value of net assets acquired	$3,230,238

The purchase price allocation is preliminary and subject to change, as a complete analysis has not been completed as of December 31, 2013. The underlying assumptions and calculations used in the allocation are being reviewed by the Company and its valuation advisors.

2011

ALG Preservantes De Madeira Ltda. (ALG): On March 29, 2011, OSI acquired 100% of the equity interests in ALG. OSI pursued the acquisition as part of an ongoing growth strategy in South America. The accompanying combined financial statements include the results of operations of ALG from the date of the acquisition.

The total purchase price paid amounted to $6,097,708 in cash. The assets acquired were recorded at fair value as of the date of acquisition. Acquisition-related costs, primarily legal and professional fees, amounted to approximately $427,000 during the year ended December 31, 2011 and were expensed as incurred. The following table summarizes the estimated fair values of the assets acquired and estimated useful lives, if applicable, at the date of acquisition:

	Fair Value	Useful Life

Inventory	$478,223
Customer relationships	5,619,485	5 years

Fair value of net assets acquired	$6,097,708

Peninsula Copper Industries, Inc. and P.C.I. Transportation Company (collectively “PCI”): On March 24, 2011, OSI acquired certain assets of PCI, a Michigan based supplier of certain essential raw materials used in the production of wood preservation products. OSI believed the acquisition was in its best interest to control the supply chain and obtain cost savings in the manufacture of wood preservatives. The accompanying combined financial statements include the results of operations of PCI from the date of the acquisition. The total purchase price paid by OSI amounted to $16,791,071 in cash.

The assets acquired were recorded at fair value as of the date of acquisition. Acquisition related costs, primarily legal and professional fees, amounted to approximately $69,000 during the year ended December 31, 2011, and were expensed as incurred throughout 2011. The following table summarizes the estimated fair values of the net assets acquired and estimated useful lives, if applicable, at the date of acquisition:

	Fair Value	Useful Life

Machinery and equipment	$5,595,875
Inventory	4,789,241
Covenant not to compete	500,000	5 years
Goodwill	5,905,955

Fair value of net assets acquired	$16,791,071

Goodwill, in the amount of $5,905,955 was recorded for the excess of the purchase price over the fair value of the net assets acquired. The entire amount of goodwill is expected to be deductible for income tax purposes.

In connection with the May 4, 2012 transaction disclosed in Note 1, the net assets acquired in 2011 and the related goodwill were remeasured at fair value as of May 4, 2012.

3.	INVENTORIES

Inventories as of December 31, 2013 and 2012 are as follows:

	2013	2012

Raw materials	$22,331,611	$26,011,930
Work in process	10,257,181	6,229,248
Finished goods	14,980,320	15,670,322

	$47,569,112	$47,911,500

4.	DERIVATIVES

The manufacturing of a significant portion of the Company’s products requires a significant volume of copper. The Company maintains a commodity price risk management strategy that uses derivative instruments to minimize significant, unanticipated earnings fluctuations caused by price volatility of copper. Price fluctuations in copper commodities cause (1) market values of copper inventory to differ in relation to costs; and (2) actual cash outlays for the purchase of metal to differ from anticipated cash outlays. For the year ended December 31, 2011 and the period January 1, 2012 to May 4, 2012, the Company used Commodity Exchange, Inc. (COMEX) and London Metal Exchange (LME) future contracts to hedge these risks. For the period May 5, 2012 to December 31, 2012 and the year ended December 31, 2013 the Company used over-the-counter swap contracts on COMEX to mitigate these risks.

The Company elects not to apply hedge accounting; accordingly, any changes in the fair value of a derivative are recognized immediately in the combined statement of operations. The Company provided security collateral in cash related to their hedging commitments for the year ended December 31, 2013 and the year ended December 31, 2011 totaling $1,764,464 and $16,561,252, respectively. During the period January 1, 2012 to May 4, 2012 and the period May 5, 2012 to December 31, 2012, cash collateral was returned to the Company totaling $13,314,522 and $2,647,972, respectively.

5.	PROPERTY, PLANT, AND EQUIPMENT — NET

Property, plant, and equipment as of December 31, 2013 and 2012 consist of the following:

	2013	2012

Land	$7,921,710	$7,282,412
Buildings and improvements	6,530,140	3,730,027
Machinery and equipment	36,634,384	38,188,459
Furniture and fixtures	1,364,285	966,019
Autos and trucks	4,510,140	7,273,202
Construction in progress	1,065,729	1,538,444

Property, plant, and equipment	58,026,388	58,978,563

Less accumulated depreciation	(10,277,631)	(4,827,855)

Property, plant, and equipment — net	$47,748,757	$54,150,708

Depreciation expense on property, plant, and equipment for the year ended December 31, 2013, the period May 5, 2012 to December 31, 2012, the period January 1, 2012 to May 4, 2012, and the year ended December 31, 2011 totaled $6,912,663, $4,739,395, $2,400,899, and $7,214,483, respectively.

6.	INTANGIBLE ASSETS — NET

Intangible assets as of December 31, 2013 and 2012 consist of the following:

	2013	2012	Weighted Average Useful Life

Backlog	$770,000	$770,000
Customer relationships	10,375,734	11,051,965	8.3
Covenant not to compete	2,075,734	1,920,000	3.4
Technology	8,200,000	8,200,000	8.3
In-process research and development	641,468	330,000	3.8
Patents and trademarks	9,875,561	7,002,427	13.6

Intangible assets	31,938,497	29,274,392

Less accumulated amortization	(5,846,661)	(2,789,251)

Intangible assets — net	$26,091,836	$26,485,141

Intangible assets are being amortized over their estimated useful lives ranging from 1 to 17 years, utilizing a straight-line method. Amortization expense on intangible assets for the year ended December 31, 2013, the period May 5, 2012 to December 31, 2012, the period January 1, 2012 to May 4, 2012, and the year ended December 31, 2011 totaled $3,057,410, $2,789,251, $1,154,846 and $3,219,368, respectively.

Expected future amortization of intangible assets as of December 31, 2013, is as follows:

2014	$3,471,592
2015	3,471,592
2016	3,471,592
2017	3,171,591
2018	2,525,201
Thereafter	9,980,268

$26,091,836

7.	GOODWILL

There were no changes in goodwill for the period May 5, 2012 to December 31, 2012. Goodwill as of December 31, 2013 and the changes in goodwill during the year ended December 31, 2013 are as follows:

Balance — January 1, 2013	$29,751,610
Goodwill related to current year acquisition (see Note 2)	876,581

Balance — December 31, 2013	$30,628,191

8.	ACCRUED EXPENSES

Accrued expenses as of December 31, 2013 and 2012 are as follows:

	2013	2012

Accrued salaries, benefits, and withholdings	$1,443,637	$611,441
Accrued bonuses and commissions	2,177,101	2,118,452
Accrued environmental liabilities	3,012,000	3,694,000
Accrued inventory	3,812,878	2,087,498
Other	9,289,828	13,728,831

	$19,735,444	$22,240,222

9.	STOCK-BASED COMPENSATION

The Company participates in Osmose and the Parent’s stock option plan. This plan was adopted as of May 5, 2012 (the “Option Plan”). The Option Plan is authorized to grant options to purchase a maximum of 20,218.51 shares of common stock of Osmose to officers, directors, and employees and has a term of 10 years.

A summary of the stock option activity related to the Company under the Option Plan as of December 31, 2013 and 2012, for the year ended December 31, 2013, and the period May 5, 2012 to December 31, 2012, is as follows:

	Number of Shares Subject to Options	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life (Years)

Balance — May 5, 2012	—	$—

Granted — 2012	4,805	1,000	3.34

Balance — December 31, 2012	4,805

Granted — 2013	250	992	4.10

Balance — December 31, 2013	5,055	$1,000	3.38

Stock-based compensation expense amounted to $81,111 and $1,300,830 for the year ended December 31, 2013 and the period May 5, 2012 to December 31, 2012, respectively. The options granted in 2013 and 2012 vested immediately and their fair values totaled $324 per share and $271 per share in 2013 and 2012, respectively. The Company has valued the options at their date of grant utilizing the Black-Scholes option-pricing model. The weighted-average assumptions utilized in the fair value calculations are as follows:

	2013	2012

Expected dividend yield	—	—
Expected stock price volatility	40%	40%
Risk-free interest rate	0.875%	0.780%
Expected life of options	2.5 years	2.5 years

The expected volatility is based on the historical volatility of comparable companies. The risk-free rate is derived from the U.S. Treasury constant maturity rate at the date of grant based on the expected life of the option. The expected life of an option used was based on the average of the vesting and contractual life of the option granted.

For the period January 1, 2012 to May 4, 2012 and the year ended December 31, 2011, the Company was a participant in Osmose’s incentive stock option plans. Osmose maintained two incentive stock option plans during these periods, a 2005 plan and a 2010 plan, both of which were cancelled in conjunction with the May 4, 2012 acquisition as is discussed in Note 1. Each plan was authorized by the Osmose Board of Directors to grant 50,000 options in Osmose stock to officers and other employees and had a term of 10 years. Grants under these plans were made at an exercise price based on the estimated fair value of the Company’s stock on the date the options are granted. These options vested immediately and were exercisable beginning on the date of grant for a period of five years.

There were 4,406 stock options granted during the year ended December 31, 2011 with a fair value of $160 per share. There were no options granted, vested, or exercised during the period from January 1,

2012 to May 4, 2012. In conjunction with the acquisition of Osmose as discussed in Note 1, all outstanding options were cancelled.

Stock-based compensation expense amounted to $0 and $704,988 for the period January 1, 2012 to May 4, 2012 and for the year ended December 31, 2011, respectively.

The weighted-average assumptions utilized in the fair value calculations for 2011 are as follows:

Expected dividend yield	—
Expected stock price volatility	40%
Risk-free interest rate	0.305%
Expected life of options	2.5 years

10.	COMMON STOCK

Common stock as of December 31, 2013 and 2012 includes the par value of issued and outstanding shares of OSI and ORS.

Entity	Par Value	Authorized	Issued and Outstanding

OSI	$0.10	2,250,000 shares	774,254 shares
ORS	1.00	3,000 shares	100 shares

11.	AMOUNTS DUE TO/FROM AFFILIATES

The Company participates in the centralized cash management system of Osmose. Cash requirements are funded and cash surpluses are invested on a daily basis, which contributes to the amounts due to/from affiliates on the combined balance sheet. The net amount due from Osmose and other affiliates as of December 31, 2013 totaled $6,088,313. The advances are nonsecured and non-interest bearing. Due to the pending sale of the Company by Osmose as disclosed in Note 16, this balance will be settled prior to the closing date of the sale and, accordingly, is classified as current as of December 31, 2013. The net amount due to Osmose and other affiliates as of December 31, 2012 totaled $6,654,961, which was nonsecured and non-interest bearing. As of December 31, 2012, no amounts were expected to be repaid in 2013, accordingly, this amount was classified as non-current.

12.	RELATED-PARTY TRANSACTIONS

The Company is related to other wholly owned subsidiaries of Osmose. A summary of transactions with these related parties not otherwise disclosed in these combined financial statements for periods indicated is as follows:

	Successor		Predecessor
	Year Ended December 31, 2013	For the Period May 5, 2012 to December 31, 2012	For the Period January 1, 2012 to May 4, 2012	Year Ended December 31, 2011

Corporate administrative charges from Osmose	$3,314,695	$1,712,466	$912,282	$2,586,969
Office and warehouse rent expense	430,000	280,440	149,560	628,000
Corporate charges allocated to another
Osmose wholly owned subsidiary	346,966	364,354		269,716

The administrative support provided by Osmose and several of its wholly owned subsidiaries to the Company has been allocated based on methodologies that attempt to line up the actual services provided by Osmose to the Company. The administrative support expenses included centralized corporate functions provided by Osmose including executive management, information systems, finance, legal accounting, internal audit, human resources, and certain other administrative functions. Corporate administrative expenses are included in selling, general, and administrative expenses in the accompanying combined statement of operations.

13.	INCOME TAXES

The components of the income tax provision (benefit) for the periods indicated are as follows:

	Successor		Predecessor
	Year Ended December 31, 2013	For the Period May 5, 2012 to December 31, 2012	For the Period January 1, 2012 to May 4, 2012	Year Ended December 31, 2011

Currently payable:
Federal	$11,363,446	$5,813,695	$4,106,310	$3,008,765
State	2,170,971	1,027,990	810,253	971,853
Foreign	3,217,912	1,706,510	1,059,976	3,855,326

	16,752,329	8,548,195	5,976,539	7,835,944

Deferred:
Federal	(530,708)	(716,754)	993,998	(7,255,003)
State	(197,808)	(38,262)	8,384	(902,229)
Foreign	(534,186)	(24,878)	(117,136)	(194,152)

	(1,262,702)	(779,894)	885,246	(8,351,384)

Total income tax provision	$15,489,627	$7,768,301	$6,861,785	$(515,440)

A reconciliation of income taxes computed at the federal statutory rate to the income tax provision (benefit) for the periods indicated, is as follows:

	Successor		Predecessor
	Year Ended December 31, 2013	For the Period May 5, 2012 to December 31, 2012	For the Period January 1, 2012 to May 4, 2012	Year Ended December 31, 2011

Tax (benefit) at statutory U.S. federal income tax rate of 35%	$12,180,421	$6,675,225	$6,090,584	$(1,599,769)
State taxes — net of federal benefit	1,282,556	648,019	485,097	(33,998)
Foreign branch taxes including repatriation — net of federal benefit	1,165,188	490,020	(298,291)	120,292
Meals and entertainment	171,573	102,868	44,690	180,903
Transaction costs	266,376	74,785	18,244	226,422
Other	423,513	(222,616)	521,461	590,710

	$15,489,627	$7,768,301	$6,861,785	$(515,440)

Deferred income taxes are provided based on temporary differences between financial statement and income tax reporting. Deferred income tax assets include temporary differences primarily related to accrued expenses, bad debt allowances, unrealized losses on futures contracts, inventory, goodwill and intangible assets, and tax benefit carryforwards. A valuation allowance is established for any deferred income tax asset for which realization is not considered more likely than not. Deferred income tax liabilities include temporary differences related primarily to long-lived assets, including goodwill and other intangible assets, property, plant, and equipment, unrealized gains on futures contracts, and foreign currency translation adjustments.

Deferred income tax assets and liabilities as of December 31, 2013 and 2012, consisted of the following:

	2013	2012

Total gross deferred income tax assets	$11,894,108	$13,870,210
Less: valuation allowance	(4,132,152)	(3,964,751)

Total net deferred income tax assets	7,761,956	9,905,459

Total gross deferred income tax liabilities	(14,789,035)	(17,587,166)

Net deferred income tax liabilities	$(7,027,079)	$(7,681,707)

The net deferred income tax liabilities are presented in the combined balance sheets as of December 31, 2013 and 2012 as follows:

	2013	2012

Deferred income tax asset — current	$5,183,685	$7,395,483
Deferred income tax asset — long-term	258,464	484,981
Deferred income tax liability	(12,469,228)	(15,562,171)

	$(7,027,079)	$(7,681,707)

No provision has been made for U.S. federal or foreign taxes on the portion of certain foreign subsidiaries undistributed earnings of approximately $9,104,000 and $7,369,000 as of December 31, 2013 and 2012, respectively, as such are considered to be permanently reinvested. It is not practicable to determine the amount of tax that would be payable if these amounts were repatriated to the Company.

As of December 31, 2013 and 2012, certain foreign subsidiaries had net operating loss carryforwards totaling approximately $6,814,000 and $6,314,000, respectively. The foreign loss carryforwards have various carryforward periods. As of December 31, 2013 and 2012, a deferred income tax asset of $1,892,000 and $1,792,000, respectively, exists related to the foreign net operating losses. Due to a history of losses in certain foreign jurisdictions, uncertainty exists as to whether these losses will be utilized before expiration, therefore the Company has completely offset the asset with a valuation allowance of $1,892,000 and $1,792,000 as of December 31, 2013 and 2012, respectively.

As of December 31, 2013 and 2012, there also exists $2,240,000 and $2,173,000, respectively, of foreign tax credits which have a 10-year carryfoward period. Due to the lack of foreign source income,

the Company has concluded that it is unlikely these credits will be utilized before expiration, and therefore a valuation allowance of $2,240,000 and $2,173,000 has been recorded against this asset as of December 31, 2013 and 2012, respectively.

The Company files income tax returns in the U.S. federal jurisdiction and various states on a combined basis, as well as in states on a separate company basis for some of its subsidiaries. The Company is no longer subject to U.S. federal income tax examinations by tax authorities for years before 2010. The majority of states that the Company is subject to state and local income tax remain open under statute. The non-U.S. foreign jurisdictions statutes of limitations vary by local law.

As of December 31, 2013 and 2012, there were $2,748,410 and $2,233,398, respectively, of tax positions for which the benefits are not highly certain, which are reported as accrued income tax in the accompanying combined balance sheets. During the year ended December 31, 2013, the period May 5, 2012 to December 31, 2012, the period January 1, 2012 to May 4, 2012, and the year ended December 31, 2011 there were net additions of approximately $192,000, $89,000, $82,000, and $127,000, respectively, for uncertain tax positions. The Company does not expect its unrecognized tax benefits to change significantly over the next twelve months.

The Company recognizes interest and penalties accrued related to unrecognized tax benefits in the income tax provision. During the year ended December 31, 2013, the period May 5, 2012 to December 31, 2012 the period January 1, 2012 to May 4, 2012, and the year ended December 31, 2011 the Company recognized approximately $323,000, $84,000, $46,000, and $19,000, respectively, in interest and penalties. The Company had approximately $1,125,000 and $802,000, respectively, for the payment of interest and penalties accrued as of December 31, 2013 and 2012, respectively.

In September 2013, the US Department of the Treasury and the Internal Revenue Service released final regulations regarding the deductibility and capitalization of expenditures related to tangible property. Compliance with these regulations will be required with Osmose’s federal income tax return for the year beginning on January 1, 2014, although early adoption is available. The Company is currently assessing these rules and the impact to its combined financial statements, if any. The Company does not anticipate that these regulations will have a material impact on the Company’s combined financial statements.

14.	EMPLOYEE BENEFIT PLANS

The Company has a 401(k) defined contribution benefit plan. Participants may make voluntary contributions of up to 60% of their eligible compensation, up to the statutory limits. The Company matches 25% on the first 12% of participant contributions. Total expense recorded under this plan for the year ended December 31, 2013, the period May 5, 2012 to December 31, 2012, the period January 1, 2012 to May 4, 2012, and the year ended December 31, 2011 was approximately $412,000, $207,000, $125,000, and $285,000, respectively.

The Company also recognized expense for the year ended December 31, 2013, the period May 5, 2012 to December 31, 2012, the period January 1, 2012 to May 4, 2012, and the year ended December 31, 2011 of approximately $1,269,000, $998,000, $376,000 and $0, respectively, related to a discretionary 401(k) contribution based on a percentage of eligible earnings which was approved by the Board of Directors.

The Company also maintains various retirement plans for its overseas subsidiaries. These plans are generally defined contribution plans providing for the related subsidiaries to contribute a percentage of eligible annual compensation ranging from 3% to 13%. Total retirement expense recorded under these plans for the year ended December 31, 2013, the period May 5, 2012 to December 31, 2012, the period

January 1, 2012 to May 4, 2012, and the year ended December 31, 2011 was approximately $892,000, $476,000, $280,000, and $630,000, respectively.

15.	COMMITMENTS AND CONTINGENCIES

Environmental Liabilities — the Company has ongoing environmental remediation projects at multiple sites. The Company has received remediation studies and proposals from engineering consultants that estimate costs of the various remaining phases of remediation that may be necessary at each of these sites. Based on these studies, management’s estimate of the future payments as of December 31, 2013 and 2012, are approximately $3,012,000 and $3,694,000, respectively, which are included in accrued expenses in the accompanying combined balance sheets. The Company’s estimated liability relates to sites in the United States and Canada. For sites where the amount and timing of cash payments are reliably determinable, management estimated future payments at a discount rate of 5%.

Environmental exposures are difficult to assess for numerous reasons, including the identification of new sites, developments at sites resulting from investigatory studies and remedial activities, advances in technology, changes in environmental laws and regulations and their application, the scarcity of reliable data pertaining to identified sites, the difficulty in assessing the involvement and financial capability of other potentially responsible parties, and the Company’s ability to obtain contributions from other parties and the lengthy time periods over which site remediation occurs.

Legal Proceedings and Claims — On July 28, 2014, OSI was served with a class action complaint that was filed on July 16, 2014 in the United States District Court of the Virgin Islands, Division of St. Thomas and St. John. The complaint alleges that wood preservatives manufactured by OSI were defective from 2004 to the present, failing to protect wood treated with the preservatives from decay. The plaintiff seeks monetary damages and attorney fees and costs in excess of $5,000,000. Based on the allegations, it is possible that OSI could have exposure to some plaintiff somewhere, however, it is not possible at this time to estimate the potential damage, if any, for which OSI would be liable. OSI believes it has strong legal basis on which to seek a motion to dismiss for lack of jurisdiction. OSI intends to contest this case vigorously and believes it has strong defenses both to class action and the merits of the case.

The Company and its affiliates are subject to various other legal proceedings and claims arising out of the normal course of its business. In the opinion of management, the amount of the ultimate liability, if any, with respect to these other lawsuits and claims will not have a material effect on the combined financial statements of the Company.

Leases — The Company has entered into one operating lease agreement for office and manufacturing space expiring in August 2033. The Company is responsible for the maintenance, utilities, and insurance for this property. The Company also leases certain equipment, vehicles, and warehouses on a year-to-year or month-to-month basis. Rental expense for the year ended December 31, 2013, the period May 5, 2012 to December 31, 2012, the period January 1, 2012 to May 4, 2012, and the year ended December 31, 2011 was approximately $4,700,000, $2,900,000, $1,100,000, and $4,000,000, respectively.

Aggregate future minimum lease payments subsequent to December 31, 2013, under the leases are as follows:

2014	$144,900
2015	144,900
2016	144,900
2017	144,900
2018	147,316
Thereafter	2,347,469

$3,074,385

Credit Facility — The Company, along with Osmose and other affiliates, guarantees and grants a security interest in all assets related to Osmose’s term loan totaling $401,081,656 and $355,000,000 as of December 31, 2013 and 2012, respectively. In addition, the Company, along with Osmose and other affiliates, guarantees and grants a security interest in all assets related to Osmose’s $45,000,000 revolving line of credit, which is to be used for short-term working capital requirements and issuing letters of credit. Osmose had $8,833,776 and $13,112,778 in standby letters of credit outstanding as of December 31, 2013 and 2012, respectively.

16.	SUBSEQUENT EVENTS

The Company has evaluated all events subsequent to December 31, 2013, and through the date these combined financial statements were available to be issued, July 31, 2014, and has determined that there were no subsequent events that require disclosure, other than the items set forth below and in Note 15.

On April 13, 2014, Osmose entered into a definitive agreement to sell all the outstanding stock of Osmose, Inc. and subsidiaries and Osmose Railroad Services, Inc. to Koppers Inc. for approximately $460,000,000 in cash, subject to certain closing adjustments. The transaction is expected to close in the third quarter of 2014.

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